UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2013 (November 25, 2013)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of David S. Kay as President

On November 25, 2013, the Board of Directors of American Realty Capital Properties, Inc. (the “Company”) appointed David S. Kay as President of the Company, effective as of a date on or prior to February 20, 2014 (such date, the “Effective Date”).

Mr. Kay, 47, has served since August 2011 as Chief Investment Officer and Chief Financial Officer of Capital Automotive Real Estate Services, Inc. (“Capital Automotive”), a specialty finance company for automotive retail real estate, whose predecessor, Capital Automotive REIT, Mr. Kay co-founded in October 1997. As Chief Financial Officer, Mr. Kay directed Capital Automotive’s initial public offering in 1998, raising $370 million, and completed nearly $3 billion of real estate acquisitions in the following seven years. In December 2005, Mr. Kay led Capital Automotive through a nearly $4 billion privatization transaction. In 2011 and 2009, Mr. Kay oversaw two recapitalizations totaling $3.7 billion of Capital Automotive's debt. Prior to forming Capital Automotive REIT, Mr. Kay was employed by the public accounting firm of Arthur Andersen LLP from May 1989 to October 1997. While at Arthur Andersen LLP, Mr. Kay provided clients with consultation regarding mergers and acquisitions, business planning and strategy, and equity financing. He also has extensive experience in capital formation, roll-up transactions, and public offerings. Mr. Kay has been a member of the board of directors of Summit Hotel Properties, Inc. (NYSE: INN), a premium-branded limited-service and select-service hotel investment company, since February 2011. Mr. Kay received a B.B.A. in 1989 from James Madison University where he is currently a member of the Executive Advisory Board of the Business School and a member of the Board of the Center for Entrepreneurship. He is also active in many charitable foundations and organizations. The Company believes that Mr. Kay’s experience as chief investment officer and chief financial officer of Capital Automotive and his extensive real estate acquisition and restructuring experience make him well qualified to serve as a member of our Board of Directors.

Employment Contract

On November 22, 2013, ARC Properties Operating Partnership, L.P. (the “Operating Partnership”), the operating partnership of the Company, entered into an employment agreement with Mr. Kay, to be effective on the Effective Date. The employment agreement provides for an initial three-year term that will automatically renew for additional one-year periods unless either party provides 60 days’ notice of non-renewal prior to the end of the then current term. Under his employment agreement, Mr. Kay will serve as President of the Company and will report to Nicholas S. Schorsch, the Company’s Chief Executive Officer and Chairman of the Board of Directors.

Mr. Kay’s employment agreement provides for a base salary of $600,000 per year. Within 30 days following the Effective Date, Mr. Kay will receive a retention grant and one-time sign-on cash bonus consisting of (i) a $4,615,000 cash payment and (ii) a number of restricted shares of the Company’s common stock equal in value to $3,200,000 (the “Retention Equity Grant”). One-third of the Retention Equity Grant will vest on each of the first, second and third anniversaries of the Effective Date.

In addition, for years commencing after December 31, 2013, Mr. Kay will be entitled to receive annual cash and equity incentive bonuses in amounts equal to a percentage of his base salary determined based on the level of satisfaction of annual performance goals, as follows:

Annual Cash Incentive Bonus (Percentage of Base Salary)			Annual Equity Incentive Bonus (Percentage of Base Salary)
Threshold	Target	Maximum	Threshold	Target	Maximum
150%	250%	350%	250%	350%	450%

Any annual equity incentive award will be paid in the form of restricted shares of the Company that will be subject to time-based vesting. In addition, Mr. Kay will be eligible to participate in the ongoing outperformance plan of the Company that will be effective on the date the Company becomes self-managed with a designated participation percentage that that is anticipated to be 5%.

In the event of Mr. Kay’s termination as result of his death or disability, the Retention Equity Grant and any previously granted annual equity incentive bonus awards will fully vest.

In the event of Mr. Kay’s termination by the Operating Partnership without cause (as defined in the employment agreement) or upon a change of control (as defined under Maryland law) which occurs more than 12 months after the Effective Date and results in a negative impact on Mr. Kay’s duties and responsibilities, subject to his execution of a release, Mr. Kay will be entitled to receive an amount equal to the sum of (x) 12 month’s base salary and (y) an amount equal to the threshold level of the annual cash incentive bonus for the calendar year of termination, payable in installments over the 18 month period following the date of termination. In addition, upon such termination, the Retention Equity Grant will fully vest and any previously granted annual equity incentive bonus awards will continue to vest over the prescribed schedule in the Company’s Equity Plan.

In the event Mr. Kay voluntarily resigns other than for a change of control or a non-renewal of the term, then subject to his execution of a release, Mr. Kay will receive an amount equal to 12 months’ base salary, payable in equal installments over the 18 month period following the date of termination and health benefits for 12 months.

The Company has agreed to indemnify Mr. Kay for any damages, costs, charges, fees or other expenses he incurs as a result of any claims, disputes, suits or other proceedings or investigations arising out of or relating to his employment and the performance of his duties as President of the Company.

The foregoing descriptions of the employment agreement with Mr. Kay is only a summary and is qualified in its entirety by reference to the employment agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K.

Appointment of Brian S. Block as Secretary and Treasurer; Resignation of Edward M. Weil, Jr. as President, Secretary and Treasurer

On November 25, 2013, the Board of Directors of the Company also appointed Brian S. Block, the Company’s current Chief Financial Officer, as Secretary and Treasurer of the Company, effective on the Effective Date. Simultaneous with Mr. Kay’s and Mr. Block’s appointments, Edward M. Weil, Jr., the Company’s current President, Secretary, Treasurer, resigned from such roles, effective on the Effective Date. Mr. Weil will continue to serve as a Director of the Company following the Effective Date.

Item 8.01. Other Events.

On November 26, 2013, the Company issued a press release announcing the appointment of David S. Kay as President of the Company.

A copy of the press release announcing the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated November 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

November 26, 2013	By: /s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)